Exhibit 10.37

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of July 1, 2012 (the “Effective Date”) by and between WESTLAKE NURSING HOME LIMITED PARTNERSHIP, an Oklahoma limited partnership (“Assignor”), and QC PROPERTY HOLDINGS, LLC, a Georgia limited liability company (“Assignee”).

RECITALS

A.            Assignor was the borrower of the proceeds from the issuance of those certain $4,000,000 Oklahoma County Industrial Authority, Industrial Development Revenue Bonds, 1986 Series A (Westlake Nursing Center Project) (such indebtedness is hereinafter referred to as the “Loan”).

B.            The Loan is secured by the following security instruments (collectively, with all other documents evidencing or otherwise pertaining to the Loan, the “Loan Documents”): the Loan Agreement and Indenture of First Mortgage between Assignor and The Bank of New York Mellon Global Corporate Trust (“Trustee”), as assignee of The Liberty National Bank and Trust Company of Oklahoma City, as Trustee for the Oklahoma County Industrial Authority, by virtue of that certain Bond Indenture dated September 1, 1986, as amended by that certain First Amendment to Loan Agreement and Indenture of First Mortgage dated as of September 1, 2001 (the “First Amendment”), encumbering that certain improved real property commonly known as the Quail Creek Nursing Home, 13500 Brandon Place, Oklahoma City, Oklahoma and more particularly described on Exhibit A attached hereto (the “Property”).

C.            The Property is being conveyed by Assignor to Assignee as of the Effective Date, and as part of the consideration for such conveyance, Assignee agrees to assume all the obligations under the Loan Documents and comply with all covenants and obligations contained in the Loan Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00) cash in hand paid by the parties hereto each to the other and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Recitals True. Assignee and Assignor each hereby approve the recitations set forth in the preamble of this Agreement and agree that said recitations are true and correct in all respects.

2.             Representations and Warranties. As of the date hereof, Assignor represents and warrants that to the best of its knowledge (a) the Loan Documents are in full force and effect and have not been amended, modified, or terminated in. any respect since their execution and recording except as described herein, (b) Assignor is not in default under the Loan Documents, nor are there any pending or alleged defaults under the Loan Documents except as more particularly described in that certain Notice of New and Continuing Events of Defaults and Demand for Payment dated June 22, 2012 from the Trustee, a true, correct and complete copy of which is attached hereto as Exhibit B, (c) Assignor has cured the monetary default described in the Default Notice by paying to the Trustee the amount of $40,392.19 on or about June 27, 2012, , and (d) the principal amount outstanding under the Loan Documents as of the date hereof is $2,800,000.00, with the next payment due on August 27, 2012, as described in the First Amendment.

3.             Assumption and Ratification. Assignee hereby assumes and agrees to comply with all covenants and obligations contained in the Loan Documents and henceforth shall be bound by all the terms thereof. Without limiting the foregoing, Assignee hereby assumes and agrees to pay in full as and when due all payments, the obligations and other indebtedness evidenced by the Loan Documents arising after the date hereof. As assumed hereby, the Loan Documents shall remain in full force and effect.

4.             Severability. If all or any portion of any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof or thereof, and such provision shall be limited and construed in such jurisdiction as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein or therein.

5.             Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

6.             Governing Law. The terms and conditions of this Agreement shall be governed by the applicable laws of the state of Oklahoma.

7.             Interpretation. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. The section headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

8.             Amendment. The terms and conditions hereof may not be modified, altered or otherwise amended except by an instrument in writing executed by Assignee and Assignor.

9.             Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the modification of the Loan and fully supersedes all prior agreements and understanding between the parties pertaining to such subject matter.

10.           Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereby have all executed this Agreement as of the day and year first hereinabove written.

SELLER:		PURCHASER:
WESTLAKE NURSING HOME LIMITED PARTNERSHIP		QC PROPERTY HOLDINGS, LLC

By:	Westlake Management Company, a	By:	/s/ Christopher F. Brogdon
	Texas corporation, its general partner		Christopher F. Brogdon, Manager

By:	/s/ Ron Lusk
Ron Lusk, President